UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 18, 2016

DEVRY EDUCATION GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 23, 2016, DeVry Education Group Inc., a Delaware corporation (“DeVry Group”), filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that Becker Professional Education, through DeVry/Becker Educational Development Corp., a Delaware corporation and subsidiary of DeVry Group, entered into an Agreement and Plan of Merger (the “Merger Agreement”), which was not filed with the Original Form 8-K, to acquire the business of Association of Certified Anti-Money Laundering Specialists.  This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends and restates in its entirety Item 1.01 of the Original Form 8-K to reference the Merger Agreement, which is filed as an Exhibit under Item 9.01 of this Amendment No. 1.

Item 1.01	Entry into a Material Definitive Agreement

On May 18, 2016, Becker Professional Education, through DeVry/Becker Educational Development Corp. (“Becker”), a Delaware corporation and subsidiary of DeVry Education Group Inc. (“DeVry Group”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire the business of Association of Certified Anti-Money Laundering Specialists (“ACAMS”).

The Merger Agreement is by and among Becker, AGM Acquisition Corp., a Delaware corporation (“AGM”), Cardinal Acquisition Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Becker (“Merger Sub”), Alert Global Media Holdings, LLC, a Delaware limited liability company, solely in its capacity as Representative for AGM stockholders, and DeVry Group, solely in its capacity as guarantor.  By the terms of the Merger Agreement, the Merger Sub will merge with and into AGM (the “Merger”) and AGM will continue as the surviving corporation and become a wholly-owned indirect subsidiary of Becker. Becker will pay a base consideration of US$330.1 million in cash payable to the equity and option holders of AGM, subject to adjustments for working capital, cash, transaction expenses, and indebtedness.

The completion of the Merger is expected to occur on or after July 1, 2016 upon satisfaction of certain conditions, including, among others, (i) the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”) and approval of the Merger under Brazilian competition law; (ii) subject to certain materiality exceptions, the representations and warranties made by Becker and AGM,  respectively, being true and correct; (iii) AGM stockholder approval of the Merger and the transactions contemplated by the Merger Agreement and (iv) AGM and Becker being in compliance in all material respects with their respective Merger Agreement obligations.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants providing for both parties to use their respective best efforts to obtain required regulatory approvals and for AGM to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger. The representations and warranties do not survive the closing of the Merger.  Becker or its affiliates intend to purchase customary representation and warranty insurance in connection with the Merger Agreement.

Becker and AGM may terminate the Merger Agreement upon mutual written agreement, or either party may terminate the Merger Agreement if: (i) the other party violates or breaches any covenant, representation or warranty contained in the Merger Agreement that has prevented the satisfaction of any closing condition and such violation or breach has not been cured or waived within thirty (20) business days after receipt of written notice; or (ii) the Merger has not closed on or before August 18, 2016 (which date shall be extended until November 18, 2016 if the U.S. Federal Trade Commission and/or the U.S. Department of Justice make further requests in connection with the applicable HSR filings or Brazilian competition law approval has not been obtained).

The purchase will be funded through cash on hand and DeVry Group’s credit facility.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Form 8-K/A and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

2.1*	Agreement and Plan of Merger, dated May 18, 2016, by and among Becker, AGM Acquisition Corp., Cardinal Acquisition Merger Sub, Inc., Alert Global Media Holdings, LLC, and DeVry Education Group.
* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date: June 23, 2016	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Senior Vice President, Chief Financial Officer and Treasurer